Exhibit 4(K)(vi)

[LOGO OF CUNA MUTUAL GROUP] | CUNA MUTUAL GROUP
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          CUNA Mutual Insurance Society

                  GUARANTEED MINIMUM ACCUMULATION BENEFIT RIDER
                           WITH 10-YEAR BENEFIT PERIOD

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RIDER SECTION 1.    DEFINITIONS
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1.1 WHAT ARE THE MOST COMMONLY USED TERMS AND WHAT DO THEY MEAN?

BENEFIT ALLOCATION PLAN - one or more specific subaccounts of the variable account, a fixed account or a model allocation of subaccounts of the variable account to which contract value must be allocated while this rider is in effect. The benefit allocation plan you selected is shown on the Rider Data Page.

BENEFIT BASIS - the guaranteed minimum contract value under this rider as of the expiration date for the benefit period. See Rider Section 6.2.

BENEFIT PERIOD - a period of time beginning on a start date and continuing until an expiration date. References to a "benefit period" include your initial benefit period, a new benefit period if you elect to step-up and any renewal benefit period(s) thereafter.

FOUNDATION ACCOUNT - a subaccount of the variable account that is part of certain benefit allocation plans. The benefit allocation plan you select will determine the required allocation percentage, if any, to the foundation account.

MONTHLY ANNIVERSARY - the same day in each month as the rider issue date.

RIDER ANNIVERSARY - the same day and month as the rider issue date for each year this rider remains in force.

RIDER ISSUE DATE - the date shown on the Rider Data Page that is used to determine rider years and rider anniversaries.

RIDER YEAR - any twelve-month period beginning on a rider issue date or a rider anniversary and ending one day before the next rider anniversary.

STEP-UP ANNIVERSARY - the same day and month as the step-up date if a step-up in the benefit basis is elected as described in Rider Section 6.4.

STEP-UP DATE - the date on which a step-up in the benefit basis occurs, if elected, as described in Rider Section 6.4. The step-up date will be used to determine step-up anniversaries.

WINDOW PERIOD - the period of time that additional purchase payment(s) made may be included in the benefit basis. The window period, if any, is shown on the Rider Data Page.

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RIDER SECTION 2.    GENERAL INFORMATION
================================================================================

2.1 WHAT IS OUR AGREEMENT WITH YOU?

Our agreement with you includes this rider as a part of the contract to which it is attached. The provisions of the contract apply to this rider unless they conflict with the rider. If there is a conflict, the rider provision will apply.

Nothing in this rider is intended to override the "Death of Annuitant" and/or "Owner" provisions of the contract to which this rider is attached; and in all events this rider will be interpreted in a manner consistent with Section 72(s) of the Internal Revenue Code. The issue date for this rider is shown on the Rider Data Page.

We promise to provide the benefits described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

2.2 WHAT ARE THE ELIGIBILITY REQUIREMENTS AND BENEFITS PROVIDED BY THIS RIDER?

To be eligible for this rider the annuitant(s) must be no older than age 85 on the rider issue date. This rider is not available if the plan type for the contract to which this rider is attached is classified as a Beneficiary IRA or Non-qualified Beneficiary contract. The terms "Beneficiary IRA" or "Non-qualified Beneficiary" contract refer to a contract that has been inherited by a beneficiary upon the death of the contract holder.

Once issued, this rider provides for a guaranteed minimum accumulation benefit as described in this rider.

2.3 WHAT IS THE AUTOMATIC PERSONAL PORTFOLIO REBALANCE SERVICE AND IS IT
    REQUIRED?

The Automatic Personal Portfolio Rebalancing Service ("rebalancing") automatically transfers contract value between subaccounts (other than the foundation account) in order to achieve a particular percentage allocation of contract value among such subaccounts.

Rebalancing is required as a condition of this rider if the benefit allocation plan you selected includes two or more subaccounts, other than the foundation account. Rebalancing will occur automatically on an annual basis, on each contract anniversary, unless you elect a more frequent mode. The foundation account will not be rebalanced.

2.4 WHAT HAPPENS IF YOU CHANGE OWNERSHIP OF YOUR CONTRACT?

If ownership of the contract to which this rider is attached is changed:

   a.) this rider will automatically terminate on the last day of the  minimum charge period as shown on the Rider Data Page;
   b.) the benefit basis will be the benefit basis as of the valuation day immediately preceding the ownership change effective date, for the sole purpose of calculating the rider charge from the date ownership was changed to the date of termination; and
   c.) as of the ownership change effective date:
       1.) the guaranteed minimum accumulation benefit described in Rider
           Section 6 will be revoked;
       2.) you can not step-up the benefit basis or renew the benefit period as described in Rider Sections 6.4 and 6.5; and 3.) this rider can not be converted to a Guaranteed Lifetime Withdrawal
           Benefit Rider as described in Section 6.6.

If the ownership change effective date occurs on any date following completion of the minimum charge period, this rider will automatically terminate as of that date.

2.5 WHEN WILL THIS RIDER TERMINATE?

Elective termination of this rider prior to the end of the minimum charge period is not allowed. The minimum charge period is shown on the Rider Data Page.

This rider will automatically terminate on the earliest of:

   a.) the expiration date of the benefit period, unless you elect to renew the benefit period;
   b.) the payout date;
   c.) the date due proof of death of the last surviving annuitant is received; d.) the date there is a change of annuitant for any reason; or e.) the date you surrender your contract.

This rider will also terminate if the investment restrictions are violated, as described in Rider Section 3.1, or if ownership of the contract to which this rider is attached is changed as described in Rider Section 2.4.

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RIDER SECTION 3.   INVESTMENT RESTRICITONS
================================================================================

3.1 ARE THERE ANY INVESTMENT RESTRICTIONS?

In order to provide the guarantee described by this rider, we require use of an available benefit allocation plan for your contract value and for allocation of your net purchase payments. The benefit allocation plan you select may include the foundation account. There are certain additional requirements applicable to the foundation account. See Rider Section 3.3.

A violation of the investment restrictions occurs if:

   a.) your contract value is transferred to an investment option other than an available benefit allocation plan; or
   b.) there is a change in allocation to an investment option other than an available benefit allocation plan; or
   c.) you request a partial withdrawal from the foundation account before the value in all other investment options is exhausted.

Subject to obtaining approval or consent required by applicable law, we reserve the right to:

   a.) add benefit allocation plans without prior notice;
   b.) remove or substitute benefit allocation plans; and c.) substitute investment options within an available benefit allocation plan.

You will be notified in advance of any substitution, removal or change to a benefit allocation plan that you selected.

3.2 WHAT HAPPENS IF THE INVESTMENT RESTRICTIONS ARE VIOLATED?

If the investment restrictions are violated during the minimum charge period:

   a.) this rider will automatically terminate on the last day of the minimum charge period as shown on the Rider Data Page;
   b.) the benefit basis will be the benefit basis as of the valuation day immediately preceding the violation for the sole purpose of calculating the rider charge from the date of the violation to the date of termination; and
   c.) as of the date of the violation:
          1.) the guaranteed minimum accumulation benefit described in  Rider
              Section 6 will be revoked;
          2.) you can not step-up the benefit basis or renew the benefit period as described in Rider Sections 6.4 and 6.5; and 3.) this rider can not be converted to a Guaranteed Lifetime
              Withdrawal Benefit Rider as described in Section 6.6.

If the investment restrictions are violated on any date following completion of the minimum charge period, this rider will automatically terminate as of the date the violation occurred.

3.3 WHAT ADDITIONAL REQUIREMENTS APPLY TO THE FOUNDATION ACCOUNT?

If you request a transfer and the foundation account is required as part of the benefit allocation plan into which you elect to transfer, we require allocation of a specific dollar amount to the foundation account at that time. See Rider
Section 5.3.

If the benefit basis is stepped-up and the foundation account is part of the benefit allocation plan then in effect, we require allocation of a specific dollar amount to the foundation account at that time. See Rider Section 6.4.

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RIDER SECTION 4.   RIDER CHARGES
================================================================================

4.1 IS THERE A CHARGE FOR THIS RIDER?

There is an annual charge for this rider. The annual charge is determined by multiplying the rider charge rate by the average daily benefit basis for the prior contract year. The benefit basis as of each calendar day will be used to calculate the average daily benefit basis for the prior contract year.

The initial rider charge rate is guaranteed not to change for the duration of the benefit period. We reserve the right to change the rate if you elect to step-up your benefit basis or renew the benefit period. The rider charge will not exceed the maximum rider charge rate shown on the Rider Data Page.

During the accumulation period, this charge will be deducted pro-rata from your contract value in all investment options except the foundation account. If there is insufficient value in such investment options, the charge will be deducted from the contract value in all investment options including the foundation account.

The rider charge will be deducted on each contract anniversary.

The rider charge will also be deducted upon:

   a.) full surrender of the contract;
   b.) election to step-up the benefit basis;
   c.) expiration of the benefit period;
   d.) conversion to a Guaranteed Lifetime Withdrawal Benefit Rider;
   e.) termination of the rider after expiration of the minimum charge period; f.) payment of death proceeds; or g.) the start of payments under an income payout option, if not on a contract anniversary.

Any charge for a partial year will be in proportion to the number of days since the prior contract anniversary.

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RIDER SECTION 5.   PURCHASE PAYMENTS AND TRANSFERS
================================================================================

5.1 CAN YOU CHANGE THE ALLOCATION OF NET PURCHASE PAYMENTS?

You may change the allocation of subsequent net purchase payments to one of the other available benefit allocation plans at any time, without charge by written request. Any change will be effective at the time we receive your written request. However, your contract value at the time of such request must also be transferred to the benefit allocation plan selected, as described in Rider Section 5.3.

Changing allocation to an investment option other than an available benefit allocation plan during a benefit period is a violation of the investment restrictions. See Rider Section 3.2, for a description of the consequences of such violation.

5.2 HOW WILL ADDITIONAL PURCHASE PAYMENTS MADE TO YOUR CONTRACT AFFECT THE BENEFIT BASIS?

Additional purchase payments will increase your benefit basis, subject to the following requirements:

   a.) we must receive any additional purchase payments during the window period shown on the Rider Data Page; and
   b.) the increase in your benefit basis is limited to the maximum window purchase payment amount shown on the Rider Data Page.

Any additional purchase payments that are made after the window period will increase your contract value, but will not increase your benefit basis. Any additional purchase payments or portion of an additional purchase payment that exceeds the maximum window purchase payment amount will increase your contract value, but will not increase your benefit basis.

5.3 CAN CONTRACT VALUE BE TRANSFERRED?

You may transfer your contract value to any benefit allocation plan that we make available. If a transfer is requested and the foundation account is required as part of the benefit allocation plan into which you elect to transfer, we require allocation of a specific dollar amount to the foundation account at that time. The dollar amount that must be allocated to the foundation account is equal to the benefit basis (as of the transfer date) multiplied by the foundation account allocation percentage required for the benefit allocation plan selected. The required dollar amount will be transferred to the foundation account from the other subaccount values first (on a pro-rata basis) then from any DCA fixed periods, if applicable, from oldest to newest. The remaining contract value (after deducting the required dollar amount) will be transferred to all other subaccounts included in the benefit allocation plan selected in proportion to the allocation percentage required for each subaccount.

Transferring your contract value to an investment option other than an available benefit allocation plan is a violation of the investment restrictions. See
Rider Section 3.2 for a description of the consequences of such violation.

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RIDER SECTION 6.   GUARANTEED MINIMUM ACCUMULATION BENEFIT
================================================================================

6.1 WHAT IS THE GUARANTEED MINIMUM ACCUMULATION BENEFIT?

The guaranteed minimum accumulation benefit is a guarantee that your contract value as of the expiration date for the benefit period will be at least as great as the benefit basis.

6.2 HOW IS THE BENEFIT BASIS DETERMINED?

The benefit basis as of the rider issue date is shown on the Rider Data Page.

The benefit basis will be increased by any purchase payment(s) received during the window period (up to the maximum window purchase payment allowed as shown on the Rider Data Page).

If a partial withdrawal occurs, your benefit basis will be reduced. See Rider
Section 6.3.

6.3 HOW IS YOUR BENEFIT BASIS ADJUSTED FOR PARTIAL WITHDRAWALS?

If you make a partial withdrawal, your benefit basis will be reduced by the greater of:

   a.) the partial withdrawal amount, including associated surrender charges, if any; or
   b.) the proportion of your benefit basis withdrawn. The proportion is equal to (1) divided by (2), with the result multiplied by (3), where:

          (1) = the partial withdrawal amount, including associated surrender charges, if any;
          (2) = the contract value immediately prior to the partial withdrawal; and
          (3) = the benefit basis immediately prior to the partial withdrawal.

A partial withdrawal from the foundation account before the value in all other investment options is exhausted is a violation of the investment restrictions. See Rider Section 3.2 for a description of the consequences of such violation.

The annual charge for this rider is determined by multiplying the rider charge rate by the average daily benefit basis; therefore, partial withdrawals that decrease your benefit basis will also decrease the annual charge for this rider.

6.4 CAN YOU STEP-UP THE BENEFIT BASIS TO EQUAL THE CURRENT CONTRACT VALUE?

You have the option to step-up the benefit basis to equal the current contract value and begin a new benefit period on any monthly anniversary on or following the third (3rd) rider anniversary. If step-up is elected, you have the option to step-up the benefit basis again on any monthly anniversary on or following the third (3rd) step-up anniversary.

You may step-up the benefit basis provided:

   a.) your contract value is greater than zero;
   b.) your contract value is greater than the benefit basis as of the step-up date;
   c.) the benefit provided by this rider has not been revoked due to a violation of the investment restrictions;
   d.) the oldest annuitant is age 85 or younger as of the step-up date; and e.) the expiration date for the new benefit period does not extend past the anticipated payout date shown on the data page for the contract to which this rider is attached; and
   f.) we receive your written request to step-up the benefit basis.

Step-ups will only be allowed if we are issuing new Guaranteed Minimum Accumulation Benefit Riders on the date you request a step-up. Your step-up date will be the monthly anniversary following receipt of your written request.

If a step-up is elected:

     a.) the start date for the new benefit period is equal to the step-up date;
     b.) your benefit basis will be adjusted to be equal to your contract value as of the step-up date; and
     c.) the minimum charge period will start over as of the step-up date. We will send a new Rider Data Page to you with the information that is applicable to the new benefit period.

If the benefit basis is stepped up and the foundation account is required as part of the benefit allocation plan then in effect, we require allocation of a specific dollar amount to the foundation account at that time. The dollar amount that must be allocated to the foundation account is equal to the benefit basis (as of the step-up date) multiplied by the foundation account allocation percentage for the benefit allocation plan then in effect. Any required increase to the value in the foundation account will be transferred first from the other subaccount values on a pro-rata basis, then from any DCA fixed periods, if applicable, from oldest to newest. We reserve the right to waive this requirement. Waiver of this requirement will be administered on a non-discriminatory basis.

The rider charge rate for the new benefit period may differ from the rider charge rate shown on the Rider Data page.

The annual charge for this rider is determined by multiplying the rider charge rate by the average daily benefit basis; therefore electing to step-up your benefit basis will result in an increase in the annual the charge for this rider, even if the rider charge rate shown on your Rider Data Page does not change. See Rider Section 4.1.

6.5 CAN A BENEFIT PERIOD BE RENEWED?

You have the option to renew the benefit period as of the expiration date provided:

   a.) the expiration date for the renewal benefit period does not extend past the contract anniversary following the anticipated payout date as shown on Data Page for this contract to which this rider is attached;
   b.) the benefit provided by this rider has not been revoked due to a violation of the investment restrictions;
   c.) your contract value is greater than the benefit basis as of the expiration date; and
   d.) your written request to renew the benefit period is received in the home office thirty (30) days prior to an expiration date.

If you elect to renew the benefit period:

   a.) the start date for the renewal benefit period is equal to the expiration date for the prior benefit period;
   b.) the benefit basis will be adjusted to equal your contract value as of the renewal date; and
   c.) the minimum charge period will start over as of the renewal date.

The rider charge rate for the renewal benefit period may differ from the initial rider charge rate shown on the Rider Data Page but will not exceed the maximum rider charge rate shown on the Rider Data Page.

The annual charge for this rider is determined by multiplying the rider charge rate by the average daily benefit basis; therefore, electing to renew the benefit basis will result in an increase in the annual charge for this rider, even if the rider charge rate does not change. See Rider
Section 4.1

6.6 CAN THIS RIDER BE CONVERTED TO A GUARANTEED LIFETIME WITHDRAWAL BENEFIT
    RIDER?

You have the option to convert this rider by written request to a Guaranteed Lifetime Withdrawal Benefit Rider provided:

   a.) the benefit provided by this rider has not been revoked due to a violation of the investment restrictions;
   b.) the oldest annuitant is age 85 or younger as of the date of conversion;
       and
   c.) we have a Guaranteed Lifetime Withdrawal Benefit Rider available to be issued for this purpose at the time of conversion. We reserve the right to discontinue issuing Guaranteed Lifetime Withdrawal Benefit Riders at any time. Discontinuance, if imposed, will be exercised in a non-discriminatory manner

Conversion will occur on the monthly anniversary following receipt of your written request for conversion.

6.7 WHAT HAPPENS ON THE EXPIRATION DATE?

On the expiration date, we will compare the benefit basis to your contract value.

If the benefit basis is greater than your contract value:

   a.) we will add the difference to your contract value in all investment options, other than the foundation account, on a pro-rata basis;
   b.) the contract value in the foundation account, if any, will be transferred to all other investment options included in your benefit allocation plan on a pro-rata basis; and
   c.) this rider will terminate.

If the benefit basis is less than your contract value, there is no increase to your contract value. However, you may exercise one of the following options by written request:

   a.) renew the benefit period as described in Rider Section 6.5; or b.) convert this rider to an available Guaranteed Lifetime Withdrawal Benefit
       Rider as of the benefit period expiration date as described in Rider
       Section 6.6.

If you do not exercise your right to renew the benefit period or convert this rider:

   a.) the contract value in the foundation account, if any, will be transferred to all other investment options included in your benefit allocation plan on a pro-rata basis; and
   b.) this rider will terminate.

CUNA Mutual Insurance Society

/s/ Jeff Post

President

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                   RIDER DATA PAGE                    CONTRACT NUMBER:  12345678
================================================================================

                     GUARANTEED MINIMUM ACCUMULATION BENEFIT
                           WITH 10-YEAR BENEFIT PERIOD

ANNUITANT                                            ANNUITANT'S ISSUE AGE
---------                                            ---------------------
John Doe                                             35

CO-ANNUITANT                                         CO-ANNUITANT'S ISSUE AGE
------------                                         ------------------------
Jane Doe                                             35

OWNER(S)                                             RIDER ISSUE DATE
--------                                             ----------------
John Doe                                             May 31, 2010

STEP-UP DATE: N/A or actual step-up date

BENEFIT BASIS: $100,000

START DATE: May 31, 2010

EXPIRATION DATE: May 31, 2020

WINDOW PERIOD: May 31, 2010 - May 31, 2011

MAXIMUM WINDOW PURCHASE PAYMENT: $200,000

INITIAL RIDER CHARGE RATE: 1.05%

MINIMUM CHARGE PERIOD: MAY 31, 2010 - MAY 31, 2017

MAXIMUM ANNUAL RIDER CHARGE RATE: 1.75%

BENEFIT ALLOCATION PLAN: The required allocation % to the foundation account, if any, is shown in the Allocation % - Foundation Account column. The Allocation %
- Excluding the Foundation Account column below totals to 100% for purposes of rebalancing, as described in Rider Section 2.3.

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
      0%    Foundation Account - Bond                       100%  Diversified Income

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
   10%    Foundation Account - Bond                        100%     Conservative Allocation

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
   20%    Foundation Account - Bond                        Risk-Managed Funds Model:
                                                              20%    Conservative Allocation
                                                              45%    Moderate Allocation
                                                              15%    Equity Income
                                                              10%    Bond
                                                              10%    Diversified Income

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
   30%    Foundation Account - Bond                        100%     BlackRock Global Allocation
                                                                              OR
                                                           100%     Moderate Allocation

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
   10%    Foundation Account - Bond                        Conservative Growth Model:
                                                              14%   Large Cap Growth
                                                              12%   Van Kampen LIT Growth & Income II
                                                               5%   International Stock
                                                               4%   Oppenheimer International Growth
                                                               2%   Invesco V.I. Global Real Estate
                                                               3%   PIMCO VIT CommodityRealReturn Strategy
                                                              15%   PIMCO VIT Total Return
                                                              35%   Invesco V.I. Government Securities
                                                              10%   PIMCO VIT Global Bond (Unhedged)

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
   20%    Foundation Account - Bond                        Balanced Model:
                                                              16%   Large Cap Growth
                                                              13%   Van Kampen LIT Growth & Income II
                                                               4%   Mid Cap
                                                               7%   International Stock
                                                               5%   Oppenheimer International Growth
                                                               2%   Invesco V.I. Global Real Estate
                                                               3%   PIMCO VIT CommodityRealReturn Strategy
                                                               3%   Franklin High Income Securities
                                                               3%   High Income
                                                              12%   PIMCO VIT Total Return
                                                              24%   Invesco V.I. Government Securities
                                                               8%   PIMCO VIT Global Bond

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
   30%    Foundation Account - Bond                        Moderate Growth Model:
                                                              18%   Large Cap Growth
                                                              14%   Van Kampen LIT Growth & Income II
                                                               5%   Mid Cap
                                                               2%   Oppenheimer Main Street Small Cap
                                                               9%   International Stock
                                                               6%   Oppenheimer International Growth
                                                               3%   Invesco V.I. Global Real Estate
                                                               3%   PIMCO VIT CommodityRealReturn Strategy
                                                               3%   Franklin High Income Securities
                                                               6%   High Income
                                                               9%   PIMCO VIT Total Return
                                                              16%   Invesco V.I. Government Securities
                                                               6%   PIMCO VIT Global Bond

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
   40%    Foundation Account - Bond                        Growth Model:
                                                              20%   Large Cap Growth
                                                              15%   Van Kampen LIT Growth & Income II
                                                               6%   Mid Cap
                                                               3%   Oppenheimer Main Street Small Cap
                                                              11%   International Stock
                                                               6%   Oppenheimer International Growth
                                                               4%   Invesco V.I. Global Real Estate
                                                               5%   PIMCO VIT CommodityRealReturn Strategy
                                                               3%   Franklin High Income Securities
                                                               6%   High Income
                                                               6%   PIMCO VIT Total Return
                                                               9%   Invesco V.I. Government Securities
                                                               6%   PIMCO VIT Global Bond

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
   50%    Foundation Account - Bond                        Aggressive Growth Model:
                                                              22%   Large Cap Growth
                                                              16%   Van Kampen LIT Growth & Income II
                                                               7%   Mid Cap
                                                               6%   Oppenheimer Main Street Small Cap
                                                              12%   International Stock
                                                               7%   Oppenheimer International Growth
                                                               5%   Invesco V.I. Global Real Estate
                                                               5%   PIMCO VIT CommodityRealReturn Strategy
                                                               2%   Franklin High Income Securities
                                                               5%   High Income
                                                               4%   PIMCO VIT Total Return
                                                               5%   Invesco V.I. Government Securities
                                                               4%   PIMCO VIT Global Bond

Allocation % - Foundation Account                          Allocation % - Excluding the Foundation Account
---------------------------------                          -----------------------------------------------
   50%    Foundation Account - Bond                        Custom Portfolio:
                                                                      Conservative Allocation
                                                                      Moderate Allocation
                                                                      Aggressive Allocation
                                                                      Money Market
                                                                      Diversified Income
                                                                      Bond Fund
                                                                      High Income
                                                                      Large Cap Value
                                                              20%   Large Cap Growth
                                                                      Mid Cap
                                                                      Small Cap
                                                              20%   Equity Income
                                                                      International Stock
                                                                      PIMCO VIT Total Return
                                                                      PIMCO VIT Global Bond (Unhedged)
                                                              20%   Franklin High Income Securities
                                                                      Franklin Income Securities
                                                                      Mutual Global Discovery Securities
                                                                      Oppenheimer Main Street
                                                                      Oppenheimer Main Street Small Cap
                                                                      Oppenheimer International Growth
                                                                      Van Kampen LIT Growth and Income II
                                                              20%   Van Kampen LIT Mid Cap Growth II
                                                                      Invesco V.I. Government Securities
                                                              20%   Black Rock Global Allocation